© 2022 Wells Fargo Bank, N.A. All rights reserved. 3Q22 Financial Results October 14, 2022 Exhibit 99.3

23Q22 Financial Results 3Q22 results Financial Results ROE: 8.0% ROTCE: 9.6%1 Efficiency ratio: 73%2 Credit Quality Capital and Liquidity CET1 ratio: 10.3%3 LCR: 123%4 TLAC ratio: 23.0%5 • Provision for credit losses of $784 million – Total net charge-offs of $399 million, up $142 million, with net loan charge-offs of 0.17% of average loans (annualized) – Allowance for credit losses of $13.2 billion, down $1.5 billion from 3Q21 and included a $385 million increase in 3Q22 • Common Equity Tier 1 (CET1) capital of $129.8 billion3 • CET1 ratio of 10.3% under the Standardized Approach and 11.7% under the Advanced Approach3 Comparisons in the bullet points are for 3Q22 versus 3Q21, unless otherwise noted. 1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” table on page 16. 2. The efficiency ratio is noninterest expense divided by total revenue. 3. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 17 for additional information regarding CET1 capital and ratios. CET1 is a preliminary estimate. 4. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate. 5. Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate. • Net income of $3.5 billion, or $0.85 per diluted common share, included $(2.0) billion, or $(0.45) per share, of accruals primarily related to a variety of historical matters, including litigation, customer remediation, and regulatory matters • Revenue of $19.5 billion, up 4% on strong net interest income – Businesses divested in 2021 accounted for $459 million of revenue in 3Q21 • Noninterest expense of $14.3 billion, up 8% and included operating losses of $2.2 billion, up $1.7 billion – Businesses divested in 2021 accounted for ~$305 million of noninterest expense in 3Q21 • Effective income tax rate of 20.2% • Average loans of $945.5 billion, up 11% • Average deposits of $1.4 trillion, down 3%

33Q22 Financial Results Capital Capital Position • Common Equity Tier 1 (CET1) ratio of 10.3%1 at September 30, 2022 remained above our regulatory minimum and buffers of 9.1%2 • CET1 ratio down ~130 bps from 3Q21 and down ~10 bps from 2Q22 and reflected: – Declines in accumulated other comprehensive income driven by higher interest rates and wider agency mortgage-backed securities spreads resulted in declines in the CET1 ratio of 96 bps from 3Q21 and 21 bps from 2Q22 • As of 10/1/22, the Company's stress capital buffer (SCB) increased to 3.2%, which increased our CET1 regulatory minimum and buffers to 9.2% Capital Return • Period-end common shares outstanding down 201.5 million, or 5%, year-over- year (YoY) • 3Q22 common stock dividend increased to $0.30 per share, up from $0.25 per share in 2Q22 • No common stock repurchases in 3Q22 Total Loss Absorbing Capacity (TLAC) • As of September 30, 2022, our TLAC as a percentage of total risk-weighted assets was 23.0%3 compared with the required minimum of 21.5% • Issued $9.7 billion of Wells Fargo & Company (parent) senior, unsecured long- term debt in the quarter Common Equity Tier 1 Ratio under the Standardized Approach 1 11.6% 11.4% 10.5% 10.4% 10.3% 3Q21 4Q21 1Q22 2Q22 3Q22 Estimated 1. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 17 for additional information regarding CET1 capital and ratios. 3Q22 CET1 is a preliminary estimate. 2. Includes a 4.50% minimum requirement, a stress capital buffer of 3.10%, and a G-SIB capital surcharge of 1.50%. 3. Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate. 9.1% Regulatory Minimum and Buffers2

43Q22 Financial Results 3Q22 earnings 1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” table on page 16. $ in millions (mm), except per share data 3Q22 2Q22 3Q21 vs. 2Q22 vs. 3Q21 Net interest income $12,098 10,198 8,909 $1,900 3,189 Noninterest income 7,407 6,830 9,925 577 (2,518) Total revenue 19,505 17,028 18,834 2,477 671 Net charge-offs 399 345 257 54 142 Change in the allowance for credit losses 385 235 (1,652) 150 2,037 Provision for credit losses 784 580 (1,395) 204 2,179 Noninterest expense 14,327 12,883 13,303 1,444 1,024 Pre-tax income 4,394 3,565 6,926 829 (2,532) Income tax expense 894 613 1,521 281 (627) Effective income tax rate (%) 20.2% 16.4 22.9 379 bps (268) Net income $3,528 3,119 5,122 $409 (1,594) Diluted earnings per common share $0.85 0.74 1.17 $0.11 (0.32) Diluted average common shares (# mm) 3,825.1 3,819.6 4,090.4 6 (265) Return on equity (ROE) 8.0% 7.1 11.1 84 bps (307) Return on average tangible common equity (ROTCE)1 9.6 8.6 13.2 98 (361) Efficiency ratio 73 76 71 (220) 282

Credit quality

Provision for Credit Losses and Net Charge-offs *($ in millions)*



257
423
305
345
399
580
784
0.12%
0.19%
0.14%
0.15%
0.17%
(1,395)
(452)
(787)
3Q21
4Q21
1Q22
2Q22
3Q22
Provision for Credit Losses
Net Charge-offs
Net Loan Charge-off Ratio

- Commercial net loan charge-offs down $17 million to 0 bps of average loans (annualized)
- Consumer net loan charge-offs up $72 million to 40 bps of average loans (annualized) driven by a $53 million increase in net loan charge-offs in the auto portfolio
- Nonperforming assets decreased $411 million, or 7%, on a $374 million decline in residential mortgage nonaccrual loans primarily due to sustained payment performance of borrowers after exiting COVID-19-related accommodation programs

Allowance for Credit Losses for Loans *($ in millions)*



14,705
6,140
1.70%
8,565
13,788
5,997
1.54%
7,791
12,681
5,533
1.39%
7,148
12,884
5,802
1.37%
7,082
13,225
6,234
1.40%
6,991
3Q21
4Q21
1Q22
2Q22
3Q22
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans increased reflecting loan growth and a less favorable economic environment
  - Allowance coverage for total loans up 3 bps from 2Q22 and down 30 bps from 3Q21

Comparisons in the bullet points are for 3Q22 versus 2Q22, unless otherwise noted.

3Q22 Financial Results
5

Loans and deposits



Average Loans Outstanding ($ in billions)
854.0
875.0
898.0
926.6
945.5
375.9
379.5
381.9
389.1
394.3
3.29%
3.32%
3.25%
3.52%
4.28%
478.2
495.6
516.1
537.5
551.2
3Q21
4Q21
1Q22
2Q22
3Q22
Commercial Loans
Consumer Loans
Total Average Loan Yield

- Average loans up $91.4 billion, or 11%, YoY, and up $18.9 billion, or 2%, from 2Q22 including a $10.8 billion increase in commercial & industrial loans and a $4.5 billion increase in residential mortgage – first lien loans
- Total average loan yield of 4.28%, up 99 bps YoY and up 76 bps from 2Q22 reflecting the impact of higher interest rates
- Period-end loans up $83.1 billion, or 10%, YoY, and up $2.2 billion from 2Q22 on higher credit card loans and residential mortgage – first lien loans

Period-End Loans Outstanding *($ in billions)*

		3Q22	vs 2Q22	vs 3Q21
Commercial	$	550.0	— %	13 %
Consumer		395.9	1 %	5 %
Total loans	**$**	**945.9**	**— %**	**10 %**



Average Deposits and Rates ($ in billions)
1,450.9
37.3
176.6
189.4
199.2
848.4
1,470.0
34.9
180.9
182.1
207.7
864.4
1,464.1
27.1
185.8
169.2
200.7
881.3
1,445.8
20.3
173.7
164.9
188.3
898.6
1,407.9
24.4
158.4
156.8
180.2
888.1
3Q21
4Q21
1Q22
2Q22
3Q22
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending

- Average deposits down $43.0 billion, or 3%, YoY, and down $37.9 billion, or 3%, from 2Q22 reflecting consumer deposit outflows to higher yielding products and continued consumer spending, as well as commercial non-operational deposit outflows
- Average deposit cost of 14 bps, up 10 bps from 2Q22 driven by higher deposit costs in all operating segments except Consumer Banking and Lending

Average Deposit Cost

3Q21	4Q21	1Q22	2Q22	3Q22
0.03%	0.02%	0.03%	0.04%	0.14%

3Q22 Financial Results

6

Net interest income

WELLS FARGO



Net Interest Income ($ in millions)
8,909
2.03%
9,262
2.11%
9,221
2.16%
10,198
2.39%
12,098
2.83%
3Q21
4Q21
1Q22
2Q22
3Q22
Net Interest Income
Net Interest Margin (NIM) on a taxable-equivalent basis[1]

- Net interest income up $3.2 billion, or 36%, from 3Q21 primarily due to the impact of higher interest rates, higher loan balances, and lower mortgage-backed securities (MBS) premium amortization, partially offset by lower interest income from Paycheck Protection Program (PPP) loans and loans purchased from securitization pools
  - 3Q22 MBS premium amortization was $230 million vs. $499 million in 3Q21 and $291 million in 2Q22
- Net interest income up $1.9 billion, or 19%, from 2Q22 as the impact of higher interest rates, higher loan balances, one additional day in the quarter, and lower MBS premium amortization, were partially offset by higher funding costs
- 2022 net interest income is expected to be ~24% higher than the full year 2021 level of $35.8 billion with net interest income in 4Q22 expected to be ~$12.9 billion

1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities.

3Q22 Financial Results
7

Noninterest expense

WELLS FARGO

Noninterest Expense *($ in millions)*


13,303
540
4,073
8,690
3Q21
13,198
512
4,211
8,475
4Q21[1]
13,870
673
3,926
9,271
1Q22
12,883
576
3,865
8,442
2Q22
14,327
2,218
3,897
8,212
3Q22
YoY % Change
NM
Down 5%
Operating Losses
Non-personnel Expense
Personnel Expense

Headcount *(Period-end, '000s)*

3Q21	4Q21	1Q22	2Q22	3Q22
254	249	247	244	239

- Noninterest expense up $1.0 billion, or 8%, from 3Q21
  - Operating losses up $1.7 billion reflecting higher accruals primarily related to a variety of historical matters, including litigation, customer remediation, and regulatory matters
  - Other expenses of $12.1 billion, down $654 million, or 5%
    - Personnel expense down $478 million, or 6%, predominantly reflecting lower revenue-related compensation and the impact of business divestitures and efficiency initiatives
    - Non-personnel expense down $176 million, or 4%, reflecting lower expenses as a result of business divestitures, and lower professional and outside services expense reflecting the impact of efficiency initiatives
- Noninterest expense up $1.4 billion, or 11%, from 2Q22
  - Operating losses up $1.6 billion reflecting higher accruals primarily related to a variety of historical matters, including litigation, customer remediation, and regulatory matters
  - Other expenses of $12.1 billion, down $198 million, or 2%
    - Personnel expense down $230 million, or 3%, as lower revenue-related expense and employee benefits expense, as well as the impact of efficiency initiatives were partially offset by one additional day in the quarter
    - Non-personnel expense up $32 million driven by a $24 million increase in advertising and promotion expense
- 4Q22 other expenses, which exclude operating losses, are expected to be ~$12.3 billion
- As previously disclosed, we have outstanding litigation, customer remediation, and regulatory matters, and related expenses could be significant

NM – Not meaningful

1. 4Q21 noninterest expense included approximately $100 million of operating expenses associated with our Corporate Trust Services business and Wells Fargo Asset Management, which were sold on November 1, 2021. The approximately $100 million excludes expenses attributable to transition services agreements and corporate overhead.

3Q22 Financial Results
8

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)	3Q22	vs. 2Q22	vs. 3Q21
Revenue by line of business:			
Consumer and Small Business Banking (CSBB)	$6,232	$722	1,410
Consumer Lending:			
Home Lending	973	1	(1,039)
Credit Card	1,349	45	98
Auto	423	(13)	(22)
Personal Lending	300	15	26
Total revenue	**9,277**	**770**	**473**
Provision for credit losses	917	304	1,435
Noninterest expense	6,758	722	705
Pre-tax income	1,602	(256)	(1,667)
Net income	**$1,201**	**($192)**	**(1,250)**

Selected Metrics

		3Q22	2Q22	3Q21
Return on allocated capital [1]		9.4 %	11.1	19.7
Efficiency ratio [2]		73	71	69
Retail bank branches	#	4,612	4,660	4,796
Digital (online and mobile) active customers [3] (mm)		33.6	33.4	32.7
Mobile active customers [3] (mm)		28.3	28.0	27.0

- Total revenue up 5% YoY and up 9% from 2Q22
  - CSBB up 29% YoY driven by the impact of higher interest rates and higher deposit balances; up 13% from 2Q22 as higher net interest income was partially offset by lower deposit-related fees reflecting the elimination of non-sufficient funds and other fees
  - Home Lending down 52% YoY on lower mortgage banking income driven by lower originations and gain on sale margins, as well as lower revenue from the resecuritization of loans purchased from securitization pools
  - Credit Card up 8% YoY and up 3% from 2Q22 on higher loan balances, including the impact of higher point of sale volume and new product launches
  - Auto down 5% YoY and down 3% from 2Q22 due to loan spread compression and portfolio mix changes
  - Personal Lending up 9% YoY and up 5% from 2Q22 on higher loan balances
- Noninterest expense up 12% YoY and up 12% from 2Q22 as higher operating losses were partially offset by lower personnel expense, including the impact of efficiency initiatives

Average Balances and Selected Credit Metrics

$ in billions	3Q22	2Q22	3Q21
Balances			
Loans	$335.6	330.9	325.6
Deposits	888.0	898.7	848.4
Credit Performance			
Net charge-offs as a % of average loans	0.51 %	0.43	0.37

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

3Q22 Financial Results

9

103Q22 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 51.9 48.1 37.9 34.1 21.5 35.2 32.8 24.1 19.6 12.4 16.7 15.3 13.8 14.5 9.1 Retail Correspondent Refinances as a % of Originations 3Q21 4Q21 1Q22 2Q22 3Q22 118.6 122.4 115.0 125.2 122.4 POS Volume ($ in billions) POS Transactions (billions) 3Q21 4Q21 1Q22 2Q22 3Q22 9.2 9.4 7.3 5.4 5.4 3Q21 4Q21 1Q22 2Q22 3Q22 24.6 27.5 26.0 30.1 30.7 3Q21 4Q21 1Q22 2Q22 3Q22 2.5 2.5 2.3 2.5 2.555% 59% 56% 28% 16%

113Q22 Financial Results Commercial Banking • Total revenue up 42% YoY and up 18% from 2Q22 – Middle Market Banking revenue up 54% YoY primarily due to the impact of higher interest rates and higher loan balances, partially offset by lower deposit balances and lower deposit-related fees driven by the impact of higher earnings credit rates (ECRs), which result in lower fees for commercial customers; up 23% from 2Q22 due to the impact of higher interest rates and higher loan balances, partially offset by higher ECRs and lower deposit balances – Asset-Based Lending and Leasing revenue up 27% YoY driven by higher net gains from equity securities, higher loan balances, and higher revenue from renewable energy investments; up 12% from 2Q22 primarily driven by higher net gains from equity securities and higher loan balances • Noninterest expense up 9% YoY primarily due to higher operating costs and operating losses, partially offset by the impact of efficiency initiatives; up 3% from 2Q22 primarily driven by higher operating losses and personnel expense Summary Financials $ in millions 3Q22 vs. 2Q22 vs. 3Q21 Revenue by line of business: Middle Market Banking $1,793 $334 628 Asset-Based Lending and Leasing 1,159 126 248 Total revenue 2,952 460 876 Provision for credit losses (168) (189) 167 Noninterest expense 1,526 48 130 Pre-tax income 1,594 601 579 Net income $1,182 $441 423 Selected Metrics 3Q22 2Q22 3Q21 Return on allocated capital 23.1% 14.3 14.5 Efficiency ratio 52 59 67 Average loans by line of business ($ in billions) Middle Market Banking $117.0 113.0 101.5 Asset-Based Lending and Leasing 92.0 89.0 77.1 Total loans $209.0 202.0 178.6 Average deposits 180.2 188.3 199.2

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions	3Q22	vs. 2Q22	vs. 3Q21
Revenue by line of business:			
Banking:			
Lending	$580	$52	78
Treasury Management and Payments	670	141	298
Investment Banking	336	114	(31)
Total Banking	1,586	307	345
Commercial Real Estate	1,212	152	270
Markets:			
Fixed Income, Currencies and Commodities (FICC)	914	(20)	30
Equities	316	63	82
Credit Adjustment (CVA/DVA) and Other	17	4	(41)
Total Markets	1,247	47	71
Other	15	(19)	(11)
Total revenue	**4,060**	**487**	**675**
Provision for credit losses	32	94	492
Noninterest expense	1,900	60	103
Pre-tax income	2,128	333	80
Net income	**$1,592**	**$256**	**62**

Selected Metrics

	3Q22	2Q22	3Q21
Return on allocated capital	16.6 %	13.8	16.9
Efficiency ratio	47	51	53

- Total revenue up 20% YoY and up 14% from 2Q22
  - Banking revenue up 28% YoY driven by stronger treasury management results due to the impact of higher interest rates and higher loan balances, partially offset by lower investment banking fees; up 24% from 2Q22 predominantly driven by stronger treasury management results, the impact of a $107 million write-down on unfunded leveraged finance commitments in 2Q22, and higher M&A fees
  - Commercial Real Estate revenue up 29% YoY and up 14% from 2Q22 reflecting higher loan balances, the impact of higher interest rates, and improved commercial mortgage-backed securities gain on sale margins
  - Markets revenue up 6% YoY driven by higher equities, rates and commodities, and foreign exchange trading revenue, partially offset by lower trading revenue in residential mortgage-backed securities; up 4% from 2Q22 reflecting higher trading activity in equities and credit products
- Noninterest expense up 6% YoY predominantly driven by higher operating costs, partially offset by the impact of efficiency initiatives; up 3% from 2Q22 on higher personnel expense and higher operating costs

Average Balances *($ in billions)*

Loans by line of business	**3Q22**	**2Q22**	**3Q21**
Banking	$109.9	109.1	95.9
Commercial Real Estate	137.6	133.2	110.7
Markets	58.7	56.4	50.7
Total loans	$306.2	298.7	257.3
Deposits	156.8	164.9	189.4
Trading-related assets	184.5	190.3	194.1

3Q22 Financial Results

12

133Q22 Financial Results Wealth and Investment Management Summary Financials $ in millions 3Q22 vs. 2Q22 vs. 3Q21 Net interest income $1,088 $172 451 Noninterest income 2,577 (212) (404) Total revenue 3,665 (40) 47 Provision for credit losses 8 15 81 Noninterest expense 2,796 (115) (121) Pre-tax income 861 60 87 Net income $639 $36 60 Selected Metrics ($ in billions, unless otherwise noted) 3Q22 2Q22 3Q21 Return on allocated capital 28.4% 27.1 25.7 Efficiency ratio 76 79 81 Average loans $85.5 85.9 82.8 Average deposits 158.4 173.7 176.6 Client assets Advisory assets 756 800 920 Other brokerage assets and deposits 1,003 1,035 1,171 Total client assets $1,759 1,835 2,091 Annualized revenue per advisor ($ in thousands) 1 1,212 1,213 1,141 Total financial and wealth advisors 12,011 12,184 12,552 1. Represents annualized segment total revenue divided by average total financial and wealth advisors for the period. • Total revenue up 1% YoY and down 1% from 2Q22 – Net interest income up 71% YoY and up 19% from 2Q22 predominantly driven by the impact of higher interest rates – Noninterest income down 14% YoY and down 8% from 2Q22 on lower asset- based fees driven by a decrease in market valuations • Noninterest expense down 4% YoY and down 4% from 2Q22 reflecting lower revenue-related compensation, as well as the impact of efficiency initiatives

143Q22 Financial Results Corporate • Net interest income up YoY due to the impact of higher interest rates – Business divestitures in 2021 accounted for $35 million of net interest income in 3Q21 • Noninterest income down YoY due to lower results in our affiliated venture capital and private equity businesses and the impact of the sales of Wells Fargo Asset Management and our Corporate Trust Services business – Business divestitures in 2021 accounted for $424 million of noninterest income in 3Q21 • Noninterest expense up YoY due to higher operating losses, partially offset by the impact of business divestitures – Business divestitures in 2021 accounted for ~$305 million of noninterest expense in 3Q21 Summary Financials $ in millions 3Q22 vs. 2Q22 vs. 3Q21 Net interest income ($248) $371 179 Noninterest income 284 398 (1,468) Total revenue 36 769 (1,289) Provision for credit losses (5) (20) 4 Noninterest expense 1,347 729 207 Pre-tax income (1,306) 60 (1,500) Income tax expense (189) 53 (299) Less: Net income from noncontrolling interests (31) 139 (312) Net loss ($1,086) ($132) (889)

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

							Quarter ended
(in millions, except ratios)			**Sep 30, 2022**	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Return on average tangible common equity:							
Net income applicable to common stock	(A)	$	**3,250**	2,839	3,393	5,470	4,787
Average total equity			**183,037**	181,016	186,337	190,744	194,041
Adjustments:							
Preferred stock			**(20,057)**	(20,057)	(20,057)	(20,267)	(21,403)
Additional paid-in capital on preferred stock			**135**	135	134	120	145
Unearned ESOP shares			**646**	646	646	872	875
Noncontrolling interests			**(2,258)**	(2,386)	(2,468)	(2,119)	(1,845)
Average common stockholders' equity	(B)		**161,503**	159,354	164,592	169,350	171,813
Adjustments:							
Goodwill			**(25,177)**	(25,179)	(25,180)	(25,569)	(26,192)
Certain identifiable intangible assets (other than MSRs)			**(181)**	(200)	(218)	(246)	(290)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)			**(2,359)**	(2,304)	(2,395)	(2,309)	(2,169)
Applicable deferred taxes related to goodwill and other intangible assets (1)			**886**	877	803	848	882
Average tangible common equity	(C)	$	**134,672**	132,548	137,602	142,074	144,044
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)		**8.0 %**	7.1	8.4	12.8	11.1
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)		**9.6**	8.6	10.0	15.3	13.2

1. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.

3Q22 Financial Results

16

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries
RISK-BASED CAPITAL RATIOS UNDER BASEL III (1)

(in billions, except ratio)			Estimated Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Total equity		$	**178.4**	179.8	181.7	190.1	191.1
Adjustments:							
Preferred stock			**(20.1)**	(20.1)	(20.1)	(20.1)	(20.3)
Additional paid-in capital on preferred stock			**0.1**	0.2	0.1	0.1	0.1
Unearned ESOP shares			**0.7**	0.7	0.7	0.7	0.9
Noncontrolling interests			**(2.2)**	(2.3)	(2.4)	(2.5)	(2.0)
Total common stockholders' equity			**156.9**	158.3	160.0	168.3	169.8
Adjustments:							
Goodwill			**(25.2)**	(25.2)	(25.2)	(25.2)	(26.2)
Certain identifiable intangible assets (other than MSRs)			**(0.2)**	(0.2)	(0.2)	(0.2)	(0.3)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)			**(2.4)**	(2.3)	(2.3)	(2.4)	(2.1)
Applicable deferred taxes related to goodwill and other intangible assets (2)			**0.9**	0.9	0.9	0.8	0.9
Current expected credit loss (CECL) transition provision (3)			**0.2**	0.2	0.2	0.2	0.5
Other			**(0.4)**	(1.6)	(1.1)	(0.9)	(1.0)
Common Equity Tier 1	(A)	$	**129.8**	130.1	132.3	140.6	141.6
Total risk-weighted assets (RWAs) under Standardized Approach	(B)		**1,257.4**	1,253.6	1,265.5	1,239.0	1,218.9
Total RWAs under Advanced Approach	(C)		**1,104.9**	1,121.6	1,119.5	1,116.1	1,138.6
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**10.3 %**	10.4	10.5	11.3	11.6
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**11.7**	11.6	11.8	12.6	12.4

1. The Basel III capital rules provide for two capital frameworks (the Standardized Approach and the Advanced Approach applicable to certain institutions), and we must calculate our CET1, tier 1 and total capital ratios under both approaches.
2. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.
3. In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the benefit is reduced by 25% in year one, 50% in year two and 75% in year three.

3Q22 Financial Results

17

183Q22 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward- looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2022 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.